EXHIBIT 99.1
NAME AND ADDRESS OF REPORTING PERSON:

                  Nomura International plc
                  Nomura House
                  1 St Martins-le-Grand
                  London, EC1A 4NP
                  United Kingdom

ISSUER NAME AND TICKER OR TRADING SYMBOL:

                  Acadia Pharmaceuticals, Inc. (the "Issuer")

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:

                  August 18, 2005 (date upon which 10% threshold was surpassed), April 20, 2005 (date upon which common stock and warrants were purchased)


Explanation of Responses:
-------------------------

         This Form 3 is filed by Nomura International plc ("NI") on behalf of Nomura Phase4 Ventures LP ("NLP"), Nomura Phase4 GP Limited ("NGP") and Nomura Phase4 Ventures Limited ("NVL") (each a "Reporting Person"). Each Reporting Person is a member of a 13G Group reporting more than 10% ownership of the Common Stock of the Issuer.

                                  Amount of Securities Beneficially Owned           Ownership Form:             Nature of Indirect
     Reporting Person                Following Reported Transaction(s)         Direct (D) or Indirect (I)      Beneficial Ownership
     ----------------                ---------------------------------         --------------------------      --------------------
Nomura International plc                        2,748,762                                   I
Nomura Phase4 Ventures Limited                  2,748,762                                   I                          (1)
Nomura Phase4 GP Limited                        2,748,762                                   I                          (2)
Nomura Phase4 Ventures LP                       2,748,762                                   D                          (3)


NI owns directly all of the stock of NVL. NVL owns directly all of the stock of NGP. NGP is the manager of NLP. NLP acquired 2,199,010 shares of Common Stock of the Issuer pursuant to that certain Securities Purchase Agreement dated April 15, 2005 by and among the Issuer and certain purchasers listed therein. As part of the same transaction, NLP received a warrant, exercisable commencing on October 17, 2005, to purchase an additional 549,752 shares of Common Stock of the Issuer.

Each Reporting Person disclaims beneficial ownership of all indirectly owned securities reported on this Form in excess of such Reporting Person's pecuniary interest therein.

                             JOINT FILER INFORMATION


NAME:    Nomura Phase4 Ventures Limited

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom


ISSUER AND TICKER SYMBOL:  Acadia Pharmaceutcals, Inc.

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 20, 2005

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Member of 13G Group reporting
                                                more than 10% ownership.



SIGNATURE:      Nomura Phase4 Ventures Limited

                By: /s/ Denise Pollard-Knight
                    ---------------------------------------


Dated: August 23, 2005

                             JOINT FILER INFORMATION


NAME:    Nomura Phase4 Ventures GP Limited

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom


ISSUER AND TICKER SYMBOL:  Acadia Pharmaceutcals, Inc.

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 20, 2005

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Member of 13G Group reporting
                                                more than 10% ownership.



SIGNATURE:      Nomura Phase4 Ventures GP Limited

                By: /s/ Denise Pollard-Knight
                    ---------------------------------------


Dated: August 23, 2005

                             JOINT FILER INFORMATION


NAME:    Nomura Phase4 Ventures LP

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom


ISSUER AND TICKER SYMBOL:  Acadia Pharmaceutcals, Inc.

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 20, 2005

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Member of 13G Group reporting
                                                more than 10% ownership.



SIGNATURE:      Nomura Phase4 Ventures LP

                By: /s/ Denise Pollard-Knight
                    ---------------------------------------


Dated: August 23, 2005